UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12.

MCI, Inc.

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

September 26, 2005

YOUR VOTE IS IMPORTANT!

YOUR BOARD OF DIRECTORS ENCOURAGES YOU TO
VOTE THE ENCLOSED WHITE MCI PROXY CARD AND TO
DISREGARD ANY PROXY CARD FROM DEEPHAVEN CAPITAL

Dear Stockholder:

     The Special Meeting of MCI Stockholders is on Thursday, October 6, 2005 – just over a week away. We strongly recommend you vote today FOR the MCI / Verizon merger.

THE MCI / VERIZON MERGER
PROVIDES EXCELLENT VALUE FOR ALL MCI STOCKHOLDERS

     You will be entitled to receive cash and stock valued at $26 per share, prior to any adjustments:

  $20.40 per share in Verizon common stock will be paid to you promptly following the closing.*

  Up to $5.60 per share in cash will be paid to you as a dividend that is expected to be declared promptly after a favorable vote by stockholders at the Special Meeting.**

  The $26 per share consideration is subject to a potential downward purchase price adjustment that MCI currently estimates will be in the range of $0.00 to $0.21 per MCI share.***

     The $26 per share in cash and stock is a significant premium to MCI’s historical market prices. For example, it is a 103.1% premium over MCI’s stock price one year prior to the current merger agreement (dated May 1, 2005) and a 27.2% premium over MCI’s stock price on February 11, 2005, which was the last trading day before the initial public announcement of the merger agreement between MCI and Verizon.

     In addition, MCI stockholders will be able to participate in the future potential of a combined MCI / Verizon through their continued ownership of Verizon. We are convinced that the combination of MCI and Verizon provides significant financial and operating strength as well as substantially enhanced positioning to compete in the rapidly changing global telecom market. The Proxy Statement/Prospectus containing the full terms and conditions to the merger has been previously mailed to you.

THE LEADING INDEPENDENT PROXY ADVISOR RECOMMENDS
A VOTE FOR THE MCI / VERIZON MERGER

     We are pleased that Institutional Shareholder Services (ISS), has recommended that its clients, which include more that 700 of the nation’s largest public pension funds, mutual funds, colleges, endowments and private money managers, should vote FOR the merger of MCI and Verizon.

THE MCI / VERIZON MERGER IS PROCEEDING WITH
ALL NECESSARY REGULATORY AND GOVERNMENTAL APPROVALS

     Verizon and MCI have made important progress in obtaining the necessary government approvals needed to close this transaction. Many approvals have already been received from state public utility commissions or similar regulatory bodies and six international regulatory approvals have been received. We are on track to close the merger late this year or early next year.

DON’T BE CONFUSED BY THE GREEN PROXY CARD

     You may have recently received proxy materials containing a GREEN proxy card from Deephaven Capital Management LLC soliciting your vote against the Verizon merger. This dissident shareholder previously agreed to provide financial backing to an unsuccessful bid by Qwest Communications International, Inc. that was withdrawn by Qwest on May 4, 2005. We believe that Deephaven’s actions are NOT in the best interests of all MCI stockholders.

     Your Board continues to believe that the MCI / Verizon merger IS in the best interest of all MCI stockholders and that you should vote FOR the MCI / Verizon merger for all of the reasons set forth in the proxy statement sent to you by MCI. We ask you to carefully consider all the facts in deciding how to vote, including the following:

     MCI’s Board has analyzed the Verizon merger and believes that it is in the best interests of ALL of MCI’s stockholders.

  No alternative offer for MCI is now available from any other party.

  If any other offer were to emerge, it would require a completely new regulatory review process and this could require up to 12 to 18 months to complete. During this time, MCI could be left as a stand-alone company in a less favorable position of having to compete with the new SBC / AT&T and Sprint / Nextel.

  If you vote against the merger with Verizon (or simply do not vote), then you will risk losing the benefits of MCI’s combining with Verizon and risk losing the consideration being offered by Verizon.

YOUR BOARD URGES YOU TO PROTECT THE VALUE OF YOUR INVESTMENT
PLEASE VOTE THE ENCLOSED WHITE PROXY CARD
FOR THE MCI / VERIZON MERGER

     We ask you not to delay in voting your shares. Since approval of the Verizon merger requires the affirmative vote of a majority of all outstanding shares, FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE MERGER. Be sure your shares are represented and counted—vote today by telephone, internet or by signing, dating and mailing your enclosed duplicate WHITE proxy. For more information about voting procedures, please call MacKenzie Partners, Inc. at (800)-322-2885 Toll-Free.

On Behalf of Your Board of Directors

Sincerely,

Nicholas Katzenbach	Michael Capellas
Chairman of the Board	President and Chief Executive Officer

Notes:
*	If Verizon’s average stock price during the 20-day measurement period is $35.52 or greater, the merger consideration will be 0.5743 shares of Verizon common stock per MCI share. If Verizon’s average stock price during the measurement period is less than $35.52, the merger consideration will be increased to include additional Verizon common stock or cash (at Verizon’s option) to ensure the value of the merger consideration is $20.40 assuming no downward purchase price adjustment.

**	If MCI pays less than the $5.60 dividend, the remainder, net of any purchase price adjustment, will be paid out by Verizon as cash merger consideration, without interest, at closing.

***	The potential purchase price adjustment will be based upon the amount of MCI’s remaining bankruptcy and tax-related liabilities in excess of $1.775 billion, if any, at closing. Under the purchase price adjustment mechanism, the full amount of the merger consideration is at risk. MCI currently estimates that such remaining liabilities will be in a range of $1.615 billion to $1.845 billion. At the low end of this range, there would be no adjustment to the purchase price. At the high end of this range, there would be a downward adjustment of $0.21 per MCI share.

If you need additional information about voting your MCI shares, please contact:

(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: mciproxy@mackenziepartners.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the proposed acquisition of MCI, Verizon filed with the SEC on August 31, 2005, an amended registration statement on Form S-4, which includes a definitive proxy statement of MCI and a prospectus (Registration No. 333-124008) containing important information about the proposed acquisition. Investors are urged to read the proxy statement and prospectus and any other relevant materials filed by Verizon or MCI because they contain important information about Verizon, MCI and the proposed acquisition. The proxy statement and prospectus and other relevant materials and any other documents filed by Verizon or MCI with the SEC may be obtained for free at the SEC’s website at www.sec.gov. Investors may also obtain free copies of these documents at www.verizon.com/investor, or by request to Verizon Communications Inc., Investor Relations, 1095 Avenue of the Americas, 36th Floor, New York, NY 10036. Free copies of MCI’s filings are available at www.mci.com/about/investor_relations, or by request to MCI, Inc., Investor Relations, 22001 Loudoun County Parkway, Ashburn, VA 20147. Additionally, proxy materials can be obtained by contacting MacKenzie Partners, Inc. toll-free at (800) 322-2885, collect at (212) 929-5500 or by email at proxy@mackenziepartners.com. Investors are urged to read the proxy statement and prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed acquisition.

PARTICIPANTS IN THE SOLICITATION

     Verizon, MCI, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from MCI shareowners with respect to the proposed transaction. Information about Verizon’s directors and executive officers is available in Verizon’s proxy statement for its 2005 annual meeting of stockholders, dated March 21, 2005. Information about MCI’s directors and executive officers is available in MCI’s proxy statement for its 2005 annual meeting of stockholders, dated April 20, 2005. Additional information about the interests of potential participants is included in the proxy statement and prospectus and other materials filed with the SEC.

FORWARD-LOOKING STATEMENTS

     NOTE: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: a significant change in the timing of, or the imposition of any government conditions to, the closing of the transaction, if consummated; actual and contingent liabilities; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the transaction. Additional factors that may affect the future results of Verizon and MCI are set forth in their respective filings with the Securities and Exchange Commission, which are available at www.verizon.com/investor/ and www.mci.com/about/investor_relations/sec/.